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                                                           EXHIBIT 10.6



                          TRANSITION SERVICES AGREEMENT

            TRANSITION SERVICES AGREEMENT, dated as of July 25, 1997 (this "Agreement"), between NextLevel Systems, Inc., a Delaware corporation ("Service Provider" or "NextLevel Systems") and General Semiconductor, Inc., a Delaware corporation ("Recipient" or "GS").

            WHEREAS, General Instrument Corporation, a Delaware corporation ("GI"), is being separated and divided into three separate and independent public companies and, in order to effectuate the separation, (a) GI intends to distribute (the "Next Level Systems Distribution"), as a dividend to the holders of shares of common stock, par value $.01 per share, of GI, shares of common stock, par value $.01 per share, of NextLevel Systems (the "NextLevel Systems Common Stock") and (b) NextLevel Systems intends to distribute, following the NextLevel Systems Distribution, as a dividend to the holders of NextLevel Systems Common Stock, shares of common stock, par value $.01 per share of CommScope (the "CommScope Distribution"; and, together with the NextLevel Systems Distribution, the "Distributions");

            WHEREAS, the Distributions will be effected pursuant to a Distribution Agreement, dated as of June 12, 1997 (the "Distribution Agreement"), among NextLevel Systems, CommScope and GI;

            WHEREAS, the NextLevel Systems Distribution is becoming effective as of the date hereof (the "NextLevel Systems Distribution Date"); and

            WHEREAS, in order to facilitate the orderly continuation of Recipient's business for a transitional period after the NextLevel Systems Distribution Date, Service Provider has agreed to provide to Recipient, and Recipient has agreed to purchase from Service Provider, the Transition Services described in this Agreement.

            NOW, THEREFORE, in consideration of the premises and of the respective covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            Section 1.01. Definitions. As used in this Agreement, the following terms shall have the following respective meanings (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Distribution Agreement):

            "Agreement" shall have the meaning specified in the first paragraph hereof.
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            "CommScope" shall have the meaning specified in the recitals to this
Agreement.

            "CommScope Distribution" shall have the meaning set forth in the recitals.

            "Distributions" shall have the meaning specified in the recitals to this Agreement.

            "Distribution Agreement" shall have the meaning specified in the recitals to this Agreement.

            "Distribution Date" shall have the meaning specified in the recitals to this Agreement.

            "GI" shall have the meaning specified in the recitals to this Agreement.

            "NextLevel Systems Common Stock" shall have the meaning set forth in the recitals.

            "NextLevel Systems Distribution" shall have the meaning set forth in the recitals.

            "NextLevel Systems Distribution Date" shall have the meaning specified in the recitals to this Agreement.

            "Notice" shall have the meaning specified in Section 4.08 hereof.

            "Other Services" shall have the meaning specified in Section 2.04.

            "Recipient" shall have the meaning set forth in the first paragraph hereof.

            "Service Provider" shall have the meaning set forth in the first paragraph hereof.

            "Transition Period" shall mean, for each Transition Service, the transition period (commencing on the NextLevel Systems Distribution Date) set forth opposite such Transition Service on Schedule I hereto.

            "Transition Services" shall mean the administrative services set forth on Schedule I hereto.


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                                   ARTICLE II
                               TRANSITION SERVICES

            Section 2.01. Transition Period. Service Provider shall make available to Recipient each of the Transition Services for the applicable Transition Period on the terms and subject to the conditions set forth herein. The Transition Period for each Transition Service may be extended for such additional periods as may be mutually agreed by the parties hereto. The Service Provider shall only be obligated to provide Transition Services during normal business hours and in a manner that will not interfere with the Service Provider's business operations.

            Section 2.02. Fees. Recipient shall pay to Service Provider the fees set forth on Schedule I hereto in respect of each of the Transition Services, plus reasonable out-of-pocket expenses incurred by the Service Provider in providing the Transition Services (including, but not limited to travel, overnight lodging, telephone, postage, reproduction costs, computer time, supplies and parts). Any payments required to be made hereunder shall be due and payable within 30 days of the date of invoice. Recipient shall pay any value-added tax and any tariff, duty, export or import fee, sales tax, use tax, service tax or other tax or charge subsequently imposed by any government or government agency on Recipient or Service Provider with respect to the Transition Services or the execution or performance of this Agreement.

            Section 2.03. Performance of Transition Services. Service Provider agrees to perform the Transition Services to be provided hereunder in a professional and competent manner, using at least the same standard of care that it uses in performing such services in its own affairs. Recipient understands that the Transition Services provided hereunder are transitional in nature and are furnished by Service Provider solely for the purpose of facilitating the Distributions. Recipient understands that Service Provider is not in the business of providing Transition Services to third parties and has no long term interest in continuing this Agreement. Recipient agrees to make a transition to its own internal organization or other third party suppliers for the Transition Services as promptly as practicable.

            Section 2.04. Other Services. From time to time, Recipient may find it desirable to request, in addition to the Transition Services, additional services to be made available to Recipient by Service Provider ("Other Services"). It is understood and agreed, however, that Service Provider is under no obligation to provide Other Services, nor has Service Provider made any promises, representations, or commitments to provide Recipient with any such Other Services. Upon Recipient's written request for such Other Services, the parties shall commence negotiations in good faith in order to arrange for the delivery thereof and compensation therefor. Any such Other Services shall only be


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deemed to be Transition Services upon execution of an amendment to Schedule I signed by each party hereto.

            Section 2.05. Personnel. Service Provider shall select, employ, pay, supervise, and direct all Service Provider personnel providing Transition Services hereunder. Service Provider shall be solely responsible for the payment of all direct and indirect compensation (including fringe benefits) for Service Provider personnel assigned to perform services under this Agreement, and shall be responsible for worker's compensation insurance, employment taxes, and other employer liabilities relating to such personnel. Service Provider shall be solely responsible for assigning personnel to perform the Transition Services, which personnel shall be instructed by Service Provider to perform the Transition Services in a timely, efficient and workmanlike manner.

                                   ARTICLE III
             NO WARRANTIES; LIMITATION ON LIABILITY; INDEMNIFICATION

            Section 3.01. No Warranties. Service Provider makes no warranties, express or implied, including but not limited to any implied warranties of merchantability or fitness for a particular purpose with respect to the Transition Services to be provided hereunder.

            Section 3.02. Limitation on Liability. In no event shall Service Provider be liable for any incidental or consequential damages (including without limitation lost profits) to Recipient arising from the provision of the Transition Services by Service Provider hereunder, other than for Service Provider's gross negligence or willful misconduct.

            Section 3.03. Indemnification. Recipient agrees to indemnify, defend and hold harmless Service Provider, its directors, officers, employees, agents and representatives from any and all claims, actions, demands, judgments, losses, costs, expenses, damages and liabilities (including but not limited to attorneys fees and other expenses of litigation) arising out of or connected with the Transition Services supplied under this Agreement or in any way related to this Agreement, regardless of the legal theory asserted (other than such as result directly from Service Provider's gross negligence or willful misconduct). Recipient further agrees to reimburse Service Provider and indemnify, defend and hold harmless Service Provider, its directors, officers, employees, agents, and representatives from any and all claims, actions, demands, judgments, losses, costs, expenses, damages, and liabilities (including but not limited to attorneys fees and expenses of litigation), arising from or related to any Recipient act or omission connected with the provision of any Transition Service by Service Provider in the performance of this Agreement or caused by any Recipient product or information provided to Service Provider in connection with the Transition Services. This indemnity


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shall apply to claims, actions and demands for which Service Provider may be, or may be claimed to be, partially or solely liable. The parties agree that the indemnities set forth in this Section 3.03 shall not apply to claims between the parties arising out of or connected to this Agreement. Service Provider shall promptly notify Recipient in writing of any claim, action, or demand for which Service Provider intends to claim indemnification hereunder (however, failure to give such notice shall not relieve Recipient from its obligations hereunder). Service Provider agrees that Recipient will control the defense of all claims, actions, or demands which are indemnified against hereunder at Recipient's expense, unless Service Provider notifies Recipient that it will assume responsibility therefor (in which event Recipient shall bear all expenses thereof, including fees and expenses of one counsel and any local counsel). Service Provider will cooperate fully with Recipient and its legal representatives in the investigation and defense of any claim, action, or demand covered by this indemnification. Service Provider will permit Recipient to settle any claim, action or demand and agrees that Recipient will control such settlement, provided, however that such settlement does not adversely affect Service Provider's rights under this Agreement or impose any obligations on Service Provider in addition to those stated in this Agreement. Recipient, in the defense of any claims, actions or demands, will not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the giving by the claimant or plaintiff to Service Provider of a release from all liability with respect to the claim, action, or demand. No such claim, action, or demand will be settled by Service Provider without the prior written consent of Recipient.

                                   ARTICLE IV
                                  MISCELLANEOUS

            Section 4.01. Cooperation. The parties hereto shall cooperate with each other and shall cause their officers, employees, agents, auditors and representatives to cooperate with each other during the Transition Period to facilitate the orderly transition of the separation of the businesses of NextLevel Systems, CommScope and GS and to minimize any disruption to the respective businesses that might result from the transactions contemplated by the Distribution Agreement and hereby.

            Section 4.02. Relationship of the Parties. The parties hereto agree that, from after the NextLevel Systems Distribution Date, nothing herein shall constitute, be construed to be, or create a partnership, joint venture or similar relationship between them, and that any actions performed by or on behalf of another party hereunder shall be as an agent for such other party.

            Section 4.03. Amendments. This Agreement may be amended, supplemented or waived only by a subsequent writing signed by all of the parties hereto.


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            Section 4.04. Successors and Assigns. All terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereto.

            Section 4.05. Termination. This Agreement shall be automatically terminated without action by either party if the Distribution Agreement is terminated and the NextLevel Systems Distribution is abandoned. In the event of such termination, neither party shall have any liability of any kind to the other party. This Agreement, or any Transition Service provided hereunder, may be terminated by either party upon written notice to the other party if the other party fails to perform or otherwise breaches an obligation under this Agreement; provided, however, that such party failing to perform or otherwise breaching shall have thirty days from the date notice of intention to terminate is received to cure the failure to perform or breach of an obligation. Notwithstanding the foregoing, neither party shall be responsible for any delay in the performance of any obligation hereunder due to labor disturbances, accidents, fires, floods, wars, riots, rebellions, blockages, acts of governments, governmental requirements and regulations, restrictions imposed by law or any other similar conditions, beyond the reasonable control and without the fault or negligence of such party, and the time for performance by such party shall be extended by the period of such delay.

            Section 4.06. Confidentiality. From and after the NextLevel Systems Distribution Date, each of Service Provider and Recipient shall hold, and cause their affiliates, directors, officers, employees, agents, consultants, advisors and representatives to hold, in strict confidence, and shall not make use of, divulge or otherwise disclose any Information (as defined in the Distribution Agreement) concerning the other party's business obtained by it prior to the NextLevel Systems Distribution Date, including any trade secret or other similar proprietary data, or furnished to it by such other party pursuant to the Distribution Agreement, any ancillary agreements to the Distribution Agreement or this Agreement, except disclosure to such of its directors, officers, employees, agents, consultants, advisors, affiliates and representatives, who shall have a bona fide "need to know" and (in the case of agents, consultants, advisors and representatives) who shall execute an agreement agreeing to be bound by the provisions of this Section 4.06, and each party shall be responsible for a breach by any of such persons or representatives; provided, however, that the Service Provider or Recipient, or any of their respective affiliates, may disclose such Information to the extent that: (a) disclosure is compelled by an order of a court of competent jurisdiction or is required by law to be disclosed to a governmental authority and the applicable party uses reasonable efforts to notify the other party prior to (and, to the extent practicable, at least ten days prior to) any disclosure of Information pursuant to the foregoing clause (a), except to the extent that the giving of such notice would be unlawful or violate any order, ruling or directive of any governmental authority; or (b) such party can show that such Information was (i) available to such person on a nonconfidential basis (other than from the other


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party or its affiliates or representatives) prior to the disclosure by the other party, (ii) in the public domain through no fault of such person, or (iii) lawfully acquired by such person from another source after the time it was furnished to such person by the other party, and not acquired from such source subject to any confidentiality obligation on the part of such source, or on the part of the acquiror.

            Section 4.07. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREUNDER.

            Section 4.08. Notices. All notices, consents, requests, waivers or other communications required or permitted under this Agreement (each a "Notice") shall be in writing and shall be sufficiently given (a) if hand delivered or sent by telecopy, (b) if sent by nationally recognized overnight courier, or (c) if sent by registered or certified mail, postage prepaid, return receipt requested, and in each case addressed as follows:

      If to Service Provider, to:          NextLevel Systems, Inc.
                                           8770 West Bryn Mawr Avenue
                                           Chicago, Illinois 60631
                                           Attn: General Counsel

      If to Recipient, to:                 General Semiconductor, Inc.
                                           10 Melville Park Road
                                           Melville, New York 11747-3113
                                           Attn: General Counsel

or such other address as shall be furnished by any of the Parties in a Notice. Any Notice shall be deemed given upon receipt.

            Section 4.09. Counterparts. This Agreement may be executed with counterpart signature pages or in one or more counterparts, all of which shall be one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to all the parties hereto.

            Section 4.10. Interpretation. The parties intend that the Distributions shall be tax-free pursuant to the Internal Revenue Code of 1986, as amended, so that no gain or loss shall be recognized for Federal income tax purposes as a result of the transaction, and all provisions of this Agreement shall be so interpreted.


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            Section 4.11. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transaction contemplated hereby is not affected in any manner adverse to any party.


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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       GENERAL SEMICONDUCTOR, INC.


                                       By: /s/ Ronald A. Ostertag
                                          --------------------------------
                                       Name:  Ronald A. Ostertag
                                       Title: Chairman, CEO & President


                                       NEXTLEVEL SYSTEMS, INC.


                                       By: /s/ Keith A. Zar
                                          --------------------------------
                                       Name:  Keith A. Zar
                                       Title: Vice President and General Counsel